UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Jason Aintabi
Craig M. Hatkoff
Jennifer M. Hill
Todd S. Schuster
Allison Nagelberg
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Blackwells Capital LLC, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director candidates at the 2021 annual meeting of stockholders (including any other meeting of stockholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Monmouth Real Estate Investment Corporation, a Maryland corporation, and for the approval of six business proposals to be presented at the Annual Meeting.

On February 5, 2021, Blackwells Capital LLC sent the following email to Jonathan Litt, the managing principal of Land and Buildings Investment Management, LLC:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLACKWELLS CAPITAL LLC (“BLACKWELLS”) STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BLACKWELLS.

The participants in the proxy solicitation are Blackwells, Jason Aintabi, Craig M. Hatkoff, Jennifer M. Hill, Allison Nagelberg, and Todd Schuster (collectively, the “Participants”).

As of the close of business on February 5, 2021, Blackwells beneficially owns 150,100 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 75,000 shares of Common Stock underlying call options exercisable within sixty (60) days of the close of business on February 5, 2021. Additionally, Blackwells beneficially owns options that provide the holder the right to sell an underlying 25,000 shares of Common Stock which are exercisable within sixty (60) days of the close of business on February 5, 2021. As of the close of business on February 5, 2021, Mr. Aintabi beneficially owns 3,545,134 shares of Common Stock, including (i) 150,100 shares of Common Stock owned by Blackwells, of which Mr. Aintabi may be deemed the beneficial owner, as Managing Partner of Blackwells, (ii) 3,370,034 shares of Common Stock beneficially owned by BW Coinvest Management I LLC, which Mr. Aintabi, as the owner and President & Secretary of Blackwells Asset Management LLC, the owner and sole member of BW Coinvest Management I LLC, may be deemed to beneficially own and (iii) 25,000 shares of Common Stock underlying call options exercisable within sixty (60) days of the close of business on February 5, 2021. Additionally, Mr. Aintabi may be deemed to beneficially own options that provide the holder the right to sell an underlying 75,000 shares of Common Stock which are exercisable within sixty (60) days of the close of business on February 5, 2021. As of the close of business on February 5, 2021, Ms. Nagelberg is the beneficial owner of 64,089.5767 shares of Common Stock, and Mr. Schuster is the beneficial owner of 102,248 shares of Common Stock. Neither Ms. Hill nor Mr. Hatkoff owns any shares of Common Stock as of the close of business on February 5, 2021. Collectively, the Participants beneficially own in the aggregate approximately 3,711,471.5767 shares of Common Stock, including (i) 100,000 shares of Common Stock underlying call options exercisable within sixty (60) days of the close of business on February 5, 2021, representing approximately 3.78% of the outstanding shares of Common Stock.